                         AMERICAN HONDA FINANCE CORPORATION
         MONTHLY SERVICER REPORT -- Honda Auto Receivables 2000-1 Owner Trust
                            11/1/2000  through  11/30/2000

I. ORIGINAL DEAL PARAMETER INPUTS
 (A) Total Portfolio Balance                                                               $1,100,025,487.15
 (B) Total Securities Balance                                                              $1,100,025,487.15
 (C) Class A-1 Notes
   (i)   Class A-1 Notes Balance                                                             $298,000,000.00
   (ii)  Class A-1 Notes Percentage (C(i)/IB)                                                          27.09%
   (iii) Class A-1 Notes Rate                                                                          6.711%
   (iv) Class A-1 Notes Accrual Basis                                                              Actual/360
 (D) Class A-2 Notes
   (i)   Class A-2 Notes Balance                                                             $240,000,000.00
   (ii)  Class A-2 Notes Percentage (D(i)/IB)                                                          21.82%
   (iii) Class A-2 Notes Rate                                                                          6.650%
   (iv) Class A-2 Notes Accrual Basis                                                                  30/360
 (E) Class A-3 Notes
   (i)   Class A-3 Notes Balance                                                             $386,000,000.00
   (ii)  Class A-3 Notes Percentage (E(i)/B)                                                           35.09%
   (iii) Class A-3 Notes Rate                                                                          6.620%
   (iv) Class A-3 Notes Accrual Basis                                                                  30/360
 (F) Class A-4 Notes
   (i)   Class A-4 Notes Balance                                                             $129,270,000.00
   (ii)  Class A-4 Notes Percentage (F(i)/B)                                                           11.75%
   (iii) Class A-4 Notes Rate                                                                          6.670%
   (iv) Class A-4 Notes Accrual Basis                                                                  30/360
 (G) Certificates
   (i)   Certificates Balance                                                                 $46,755,487.15
   (ii)  Certificates Percentage (G(i)/B)                                                               4.25%
   (iii) Certificates Rate                                                                             6.670%
   (iv) Certificates Accrual Basis                                                                     30/360
 (H) Servicing Fee Rate                                                                                 1.00%
 (I) Portfolio Sumsepy
   (i)   Weighted Average Coupon (WAC)                                                                  6.85%
   (ii)  Weighted Average Original Maturity (WAOM)                                                     55.72 months
   (iii) Weighted Average Remaining Maturity (WAM)                                                     45.35 months
   (iv) Number of Receivables                                                                         87,294
 (J) Reserve Fund
   (i)   Reserve Fund Initial Deposit Percentage                                                        0.50%
   (ii)  Reserve Fund Initial Deposit                                                          $5,500,127.44
   (iii) Specified Reserve Fund Percentage                                                              0.75%
   (iv) Specified Reserve Fund Balance                                                         $8,250,191.15

 (K) Yield Supplement Account Deposit                                                         $23,950,083.32


II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS
 (A) Total Portfolio Balance                                                               $1,067,119,372.93
 (B) Total Securities Balance                                                              $1,067,119,372.93
 (C) Cumulative Note and Certificate Pool Factor                                                   0.9700860
 (D) Class A-1 Notes
   (i)   Class A-1 Notes Balance                                                             $265,093,885.78
   (ii)  Class A-1 Notes Pool Factor                                                               0.8895768
   (iii) Class A-1 Notes Interest Carryover Shortfall                                                  $0.00
   (iv) Class A-1 Notes Principal Carryover Shortfall                                                  $0.00
 (E) Class A-2 Notes
   (i)   Class A-2 Notes Balance                                                             $240,000,000.00
   (ii)  Class A-2 Notes Pool Factor                                                               1.0000000
   (iii) Class A-2 Notes Interest Carryover Shortfall                                                  $0.00
   (iv) Class A-2 Notes Principal Carryover Shortfall                                                  $0.00
 (F) Class A-3 Notes
   (i)   Class A-3 Notes Balance                                                             $386,000,000.00
   (ii)  Class A-3 Notes Pool Factor                                                               1.0000000
   (iii) Class A-3 Notes Interest Carryover Shortfall                                                  $0.00
   (iv) Class A-3 Notes Principal Carryover Shortfall                                                  $0.00
 (G) Class A-4 Notes
   (i)   Class A-4 Notes Balance                                                             $129,270,000.00
   (ii)  Class A-4 Notes Pool Factor                                                               1.0000000
   (iii) Class A-4 Notes Interest Carryover Shortfall                                                  $0.00
   (iv) Class A-4 Notes Principal Carryover Shortfall                                                  $0.00
 (H) Certificates
   (i)   Certificates Balance                                                                 $46,755,487.15
   (ii)  Certificates Pool Factor                                                                  1.0000000
   (iii) Certificates Interest Carryover Shortfall                                               $181,917.81
   (iv) Certificates Principal Carryover Shortfall                                                     $0.00
 (I) Servicing Fee
   (i)   Servicing Fee Shortfall                                                                       $0.00
 (J) End of Prior Month Account Balances
   (i)   Reserve Account                                                                       $7,945,675.06
   (ii)   Yield Supplement Account                                                            $22,829,267.65
   (iii) Payahead Account                                                                         $89,872.97
   (iv) Advances Outstanding                                                                     $106,013.28
 (K) Portfolio Sumsepy as of End of Prior Month
   (i)   Weighted Average Coupon (WAC)                                                                  6.85%
   (ii)  Weighted Average Remaining Maturity (WAM)                                                     44.41 months
   (iii) Number of Receivables                                                                        86,569
 (L) Note and Certificate Percentages
   (i)   Note Percentage                                                                              100.00%           0.00%
   (ii)  Certificate Percentage                                                                         0.00%         100.00%

III. MONTHLY INPUTS FROM THE MAINFRAME
 (A) Precomputed Contracts Principal
   (i)   Scheduled Principal Collections                                                         $487,387.26
   (ii)  Prepayments in Full                                                                     $197,057.99
   (iii) Prepayments in Full due to Repurchases                                                        $0.00
 (B) Precomputed Contracts Total Collections                                                     $807,570.25
 (C) Precomputed Interest Receivables Interest (B-A((i)+(ii)+(iii)))                             $123,125.00
 (D) Simple Interest Receivables Principal
   (i)   Principal Collections                                                                 22,966,607.56
   (ii)  Prepayments in Full                                                                   $8,462,418.98
   (iii) Repurchased Receivables Related to Principal                                                  $0.00
 (E) Simple Interest Receivables Interest
   (i)   Simple Interest Collections                                                           $5,983,988.94
 (F) Payment Advance for Precomputes
   (i) Reimbursement of Previous Advances                                                         $19,917.29
   (ii) Current Advance Amount                                                                    $30,189.45
 (G) Interest Advance for simple Interest - Net                                                  $200,835.97
 (H) Payahead Account
   (i)  Payments Applied                                                                          $20,537.73
   (ii) Additional Payaheads                                                                      $29,223.21
 (I) Portfolio Sumsepy as of End of Month
   (i)   Weighted Average Coupon (WAC)                                                                  6.85%
   (ii)  Weighted Average Remaining Maturity (WAM)                                                     43.38 months
   (iii) Remaining Number of Receivables                                                              85,813
                                               #  Units                  Dollar Amount

 (J) Delinquent Receivables
   (i)  30-59 Days Delinquent                    337     0.39%       $4,498,979.00           0.43%
   (ii)  60-89 Days Delinquent                    39     0.05%         $566,734.00           0.05%
   (ii) 90 Days or More Delinquent                 2     0.00%          $38,457.00           0.00%
 (K) Vehicles Repossessed During Collecti         13     0.02%         $212,055.47           0.02%
 (L) Total Accumulated Repossessed Vehicl         20     0.02%         $286,649.49           0.03%


IV. INPUTS DERIVED FROM OTHER SOURCES

 (A) Collection Account Investment Income                                                               $0.00
 (B) Reserve Account Investment Income                                                             $42,165.93
 (C) Yield Supplement Account Investment Income                                                   $152,645.35
 (D) Trust Fees Expense                                                                             $3,000.00
 (E) Aggregate Net Losses for Collection Period                                                    $19,536.82
 (F) Liquidated Receivables Information
   (i) Gross Principal Balance on Liquidated Receivables                                           $19,536.82
   (ii) Liquidation Proceeds                                                                            $0.00
   (ii) Recoveries from Prior Month Charge Offs                                                         $0.00
 (G) Days in Accrual Period                                                                               30
 (H) Deal age                                                                                              2

                                         MONTHLY COLLECTIONS

V. INTEREST COLLECTIONS
 (A) Total Interest Collections  (III(C+E(i)+G)                                                $6,318,222.07

VI. PRINCIPAL COLLECTIONS
 (A) Principal Payments Received  (III(A((i)+(ii))+(D(i)+(ii)))                               $32,113,471.79
 (B) Liquidation Proceeds  (IV(F(i)))                                                                   0.00
 (C) Repurchased Loan Proceeds Related to Principal  (III(A(iii)+D(iii)))                               0.00
 (D) Recoveries from Prior Month Charge Offs (IV(F(ii)))                                                0.00
 (E) Total Principal Collections   (A+B+C+D)                                                  $32,113,471.79

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS  (V(C)+VI(E))                                   $38,431,693.86

VIII. YIELD SUPPLEMENT DEPOSIT                                                                 $1,085,464.96

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)                                                         $39,517,158.82


                                         MONTHLY DISTRIBUTIONS

X. FEE DISTRIBUTIONS
 (A) Servicing Fee
   (i)   Servicing Fee Due  (I(H)/12)(II(B))+(II(H)(i))                                          $889,266.14
   (ii)  Servicing Fee Paid                                                                      $889,266.14
   (iii) Servicing Fee Shortfall                                                                       $0.00
 (B) Reserve Account Investment Income (IV(B))                                                    $42,165.93
 (C) Yield Supplement Account Investment Income  (IV(C))                                         $152,645.35
 (D) Trust Fees Expense (IV(D))                                                                    $3,000.00


XI. DISTRIBUTIONS TO NOTEHOLDERS
 (A) Interest
   (i) Class A-1 Notes
     (a)   Class A-1 Notes Interest Due                                                        $1,482,592.78
     (b)  Class A-1 Notes Interest Paid                                                         1,482,592.78
     (c) Class A-1 Notes Interest Shortfall                                                            $0.00
   (ii) Class A-2 Notes
     (a)   Class A-2 Notes Interest Due                                                        $1,330,000.00
     (b)  Class A-2 Notes Interest Paid                                                         1,330,000.00
     (c) Class A-2 Notes Interest Shortfall                                                            $0.00
   (iii) Class A-3 Notes
     (a)   Class A-3 Notes Interest Due                                                        $2,129,433.33
     (b)  Class A-3 Notes Interest Paid                                                         2,129,433.33
     (c) Class A-3 Notes Interest Shortfall                                                            $0.00
   (iv) Class A-4 Notes
     (a)   Class A-4 Notes Interest Due                                                          $718,525.75
     (b)  Class A-4 Notes Interest Paid                                                           718,525.75
     (c) Class A-4 Notes Interest Shortfall                                                            $0.00
   (v) Total Note Interest
     (a)   Total Note Interest Due                                                             $5,660,551.87
     (b)  Total Note Interest Paid                                                              5,660,551.87
     (c) Total Note Interest Shortfall                                                                 $0.00
     (d) Reserve Fund Withdrawn for Note Interest                                                      $0.00
Amount available for distributions after Fees & Interest (IX-(X(A)(ii)-(D))-XI(A)(v)(b))      $32,953,631.23
 (B) Principal
   (i) Noteholders' Principal Distribution Amounts                                            $32,133,008.61
   (ii) Class A-1 Notes Principal
     (a)   Class A-1 Notes Principal Due                                                      $32,133,008.61
     (b)  Class A-1 Notes Principal Paid                                                       32,133,008.61
     (c) Class A-1 Notes Principal Shortfall                                                           $0.00
     (d) Reserve Fund drawn                                                                            $0.00
   (iii) Class A-2 Notes Principal
     (a)   Class A-2 Notes Principal Due                                                               $0.00
     (b)  Class A-2 Notes Principal Paid                                                                0.00
     (c) Class A-2 Notes Principal Shortfall                                                           $0.00
     (d) Reserve Fund drawn                                                                            $0.00
   (iv) Class A-3 Notes Principal
     (a)   Class A-3 Notes Principal Due                                                               $0.00
     (b)  Class A-3 Notes Principal Paid                                                                0.00
     (c) Class A-3 Notes Principal Shortfall                                                           $0.00
     (d) Reserve Fund drawn                                                                            $0.00
   (v) Class A-4 Notes Principal
     (a)   Class A-4 Notes Principal Due                                                               $0.00
     (b)  Class A-4 Notes Principal Paid                                                                0.00
     (c) Class A-4 Notes Principal Shortfall                                                           $0.00
     (d) Reserve Fund drawn                                                                            $0.00
   (vi) Total Notes Principal
     (a)   Total Notes Principal Due                                                          $32,133,008.61
     (b)  Total Notes Principal Paid                                                           32,133,008.61
     (c) Total Notes Principal Shortfall                                                               $0.00
     (d) Reserve Fund drawn                                                                            $0.00

XII. RESERVE FUND DEPOSIT
 Amount available for deposit into reserve fund                                                  $820,622.62
 Amount deposited into reservc fund                                                               304,516.09
 Excess fund available to Cerificateholders                                                       516,106.53

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS
 (A) Interest
   (i)   Certificates Interest Due                                                               $442,811.55
   (ii)  Certificates Monthly Interest Paid                                                       442,811.55
   (iii) Certificates Monthly Interest Shortfall                                                       $0.00
 (B) Principal
   (i)   Certificates Principal Due                                                                    $0.00
   (ii)  Certificates Principal Paid                                                                    0.00
   (iii) Certificates Principal Shortfall                                                              $0.00
 (C) Release to Seller                                                                            $73,294.98

                                         DISTRIBUTIONS SUMMARY

 (A) Total Collections                                                                        $39,517,158.82
 (B) Service Fee                                                                                 $889,266.14
 (C) Class A1 Amount                                                                          $33,615,601.39
 (D) Class A2 Amount                                                                           $1,330,000.00
 (E) Class A3 Amount                                                                           $2,129,433.33
 (F) Class A4 Amount                                                                             $718,525.75
 (G) Amount of Deposit  into Reserve Account                                                     $304,516.09
 (H) Certificateholders                                                                          $442,811.55
 (I) Release to seller                                                                            $73,294.98
 (J) Total amount distributed                                                                 $39,503,449.24
 (K) Amount of Draw from Reserve Account                                                               $0.00

                                         PORTFOLIO AND SECURITY SUMMARY

                                                                      Beginning                    End
XIV. POOL BALANCES AND PORTFOLIO INFORMATION                          of Period                 of Period

 (A) Balances and Principal Factors
   (i)    Aggregate Balance of Notes                               $1,020,363,885.78         $988,230,877.17
   (ii)   Note Pool Factor                                               0.9700860                 0.9382503
   (iii)  Class A-1 Notes Balance                                   265,093,885.78            232,960,877.17
   (iv)   Class A-1 Notes Pool Factor                                    0.8895768                 0.7817479
   (v)    Class A-2 Notes Balance                                   240,000,000.00            240,000,000.00
   (vi)   Class A-2 Notes Pool Factor                                    1.0000000                 1.0000000
   (vii)  Class A-3 Notes Balance                                   386,000,000.00            386,000,000.00
   (viii) Class A-3 Notes Pool Factor                                    1.0000000                 1.0000000
   (ix)  Class A-4 Notes Balance                                    129,270,000.00            129,270,000.00
   (x) Class A-4 Notes Pool Factor                                       1.0000000                 1.0000000
   (xi)   Certificates Balance                                       46,755,487.15             46,755,487.15
   (xii)    Certificates Pool Factor                                     1.0000000                 1.0000000
   (xiii)   Total Principal Balance of Notes and Certificates     1,067,119,372.93          1,034,986,364.32
 (B) Portfolio Information
   (i)   Weighted Average Coupon (WAC)                                        6.85%                     6.85%
   (ii)  Weighted Average Remaining Maturity (WAM)                           44.41 months              43.38 months
   (iii) Remaining Number of Receivables                                    86,569                    85,813
   (iv)  Portfolio Receivable Balance                              $1,067,119,372.93         $1,034,986,364.32
 (C) Outstanding Advance Amount                                        $106,013.28               $317,121.41
 (D) Outstanding Payahead Balance                                       $89,872.97                $98,558.45

                                         SUMMARY OF ACCOUNTS

XV. RECONCILIATION OF RESERVE ACCOUNT
 (A) Beginning Reserve Account Balance                                                         $7,945,675.06
 (B) Draws                                                                                              0.00
   (i)   Draw for Servicing Fee                                                                         0.00
   (ii)  Draw for Interest                                                                              0.00
   (iii) Draw for Realized Losses                                                                       0.00
 (C) Excess Interest Deposited into the Reserve Account                                           304,516.09
 (D) Reserve Account Balance Prior to Release                                                   8,250,191.15
 (E) Reserve Account Required Amount                                                            8,250,191.15
 (F) Final Reserve Account Required Amount                                                      8,250,191.15
 (G) Excess Reserve Account Amount                                                                      0.00
 (H) Ending Reserve Account Balance                                                             8,250,191.15


XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
 (A) Beginning Yield Supplement Account Balance                                                22,829,267.65
 (B) Investment Earnings                                                                          152,645.35
 (C) Investment Earnings Withdraw                                                                 152,645.35
 (D) Additional Yield Supplement Amounts                                                                0.00
 (E) Yield Supplement Deposit Amount                                                            1,085,464.96
 (F) Ending Yield Supplement Account Balance                                                   21,743,802.69

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
 (A) Liquidated Contracts
   (i)   Liquidation Proceeds                                                                          $0.00
   (ii) Recoveries on Previously Liquidated Contracts                                                   0.00
 (B) Aggregate Net Losses for Collection Period                                                    19,536.82
 (C) Net Loss Rate for Collection Period (annualized)                                                   0.02%
 (D) Cumulative Net Losses for all Periods                                                         19,536.82

                                              #  Units                    Dollar Amount
 (E) Delinquent Receivables
   (i)  30-59 Days Delinquent                    337          0.39%  $4,498,979.00           0.43%
   (ii)  60-89 Days Delinquent                    39          0.05%    $566,734.00           0.05%
   (ii) 90 Days or More Delinquent                 2          0.00%     $38,457.00           0.00%

                                              #  Units                    Dollar Amount
XVIII. REPOSSESSION ACTIVITY
 (A) Vehicles Repossessed During Collection       13          0.02%    $212,055.47           0.02%
 (B) Total Accumulated Repossessed Vehicles       20          0.02%    $286,649.49           0.03%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
 (A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
   (i) Second Preceding Collection Period                                                               0.00%
   (ii) Preceding Collection Period                                                                     0.00%
   (iii) Current Collection Period                                                                      0.02%
   (iv) Three Month Average (Avg(i,ii,iii))                                                             0.01%
 (B) Ratio of Balance of Contracts Delinquent 60 Days or More to the Outstanding Balance of Receivables.
   (i) Second Preceding Collection Period                                                               0.00%
   (ii) Preceding Collection Period                                                                     0.01%
   (iii) Current Collection Period                                                                      0.07%
   (iv) Three Month Average (Avg(i,ii,iii))                                                             0.03%


 (C) Loss and Delinquency Trigger Indicator                                                  Trigger was not hit.


 I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.

By:
/s/ John Weisickle
John Weisickle, Vice President / Finance